     As filed with the Securities and Exchange Commission on June 20, 2001
                                                  Registration No. 333-_________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                         SAP AKTIENGESELLSCHAFT SYSTEME,
                 ANWENDUNGEN, PRODUKTE IN DER DATENVERARBEITUNG
             (Exact name of registrant as specified in its charter)

             FEDERAL REPUBLIC OF GERMANY               INAPPLICABLE
            (State or other jurisdiction of            (IRS Employer
             incorporation or organization)          Identification No.)

                                Neurottstrasse 16
                                 69190 Walldorf
                           Federal Republic of Germany
   (Address, including zip code, of registrant's principal executive offices)


                      SAP AG 2000 LONG TERM INCENTIVE PLAN
             SAP AMERICA, INC. EMPLOYEE DISCOUNT STOCK PURCHASE PLAN SAP AMERICA, INC. 401(K) PROFIT SHARING PLAN AND TRUST
                            (Full titles of the plans)


                            CORPORATION TRUST COMPANY
                            CORPORATION TRUST CENTER
                               1209 ORANGE STREET
                              WILMINGTON, DE 19801
                                 (302) 658-7581
           (Name and address including telephone number and area code, of agent for service)


                                   COPIES TO:
                             STEPHEN P. FARRELL, ESQ.
                           MORGAN, LEWIS & BOCKIUS LLP
                                 101 PARK AVENUE
                                N.Y., N.Y. 10178
                                 (212) 309-6000


                         CALCULATION OF REGISTRATION FEE

===============================================================================================
                                               PROPOSED         PROPOSED
                                                MAXIMUM          MAXIMUM          AMOUNT OF
TITLE OF SECURITIES TO BE    AMOUNT TO BE    OFFERING PRICE     AGGREGATE       REGISTRATION
       REGISTERED            REGISTERED(1)     PER SHARE      OFFERING PRICE         FEE
------------------------------------------------------------------------------------------
Ordinary Shares without
nominal value............    1,127,065       $141.60(3)       $  1,958,616      $   490

Ordinary Shares without
nominal value............    2,277,461       $  0.86(4)       $159,592,414      $39,898

     Total...............    3,404,526(2)                     $161,551,030      $40,388(5)
===============================================================================================

(1) In accordance with Rule 416(a), this Registration Statement also relates to an indeterminate number of Ordinary Shares, without nominal value (the "Ordinary Shares") that may be issued, without receipt of consideration, upon the occurrence of certain events, including stock splits, stock dividends or similar transactions.

(2) Represents the maximum number of Ordinary Shares currently issuable to persons resident in the United States under all three plans including (i) upon the conversion of the options, in the form of Non-Interest Bearing Convertible Bonds, par value Euro 1 each (the "Convertible Bonds") and other stock options, under the SAP AG 2000 Long Term Incentive Plan and
      (ii) in the case of shares under the SAP America, Inc. Employee Discount Stock Purchase Plan and the SAP AG 2000 Long Term Incentive Plan, as adjusted by a three-for-one stock split in June 2000. American Depositary Shares ("ADS"), each representing one-fourth of one Ordinary Share, issuable upon deposit of the Ordinary Shares registered hereby have been registered on a separate Registration Statement on Form F-6.

(3) Estimated pursuant to paragraphs (c) and (h)(1) of Rule 457 solely for the purpose of calculating the registration fee, (i) based upon the average of the high and low sales price for an ADS as reported on the New York Stock Exchange on June 19, 2001, a date within five business days prior to the date of filing of this Registration Statement, multiplied by four.

(4) Estimated pursuant to paragraphs(c) and(h)(1) of Rule 457 solely for the purpose of calculating the registration fee with respect to Ordinary Shares issuable upon conversion of Convertible Bonds, the face value in U.S. dollars of the Convertible Bonds, based on a currency translation of $0.8558 per Euro, the noon buying rate in New York City for cable transfers in foreign currencies as certified for customs purposes by the Federal Reserve Bank of New York for June 19, 2001.

(5) Pursuant to Rule 457(p) $63,548 of the (1) $16,959.38 filing fee previously paid by the registrant in connection with the filing of its registration statement on Form S-8 (File No. 333-60399) on July 31, 1998,
      (2) $48,774 filing fee previously paid by the registrant in connection with the filing of its registration statement on Form S-8 (File
      No. 333-30380) on February 14, 2000, and (3) $12,674 filing fee previously paid by the registrant in connection with the filing of its registration statement on Form S-8 (File No. 333-41762) on July 19, 2000, is offset against the currently due filing fee.

                                EXPLANATORY NOTE

SAP Aktiengesellschaft Systems, Anwendungen, Produkte in der Datenverarbeitung (the "Company") filed registration statements on Form S-8 (1) on July 31, 1998 (File No. 333-60399) relating to 100,000 Non-Voting Preference Shares, without nominal value (the "Preference Shares"), issuable under the SAP America, Inc. Employee Discount Stock Purchase Plan (the "Discount Plan"), and (2) on February 14, 2000 (File No. 333-30380) relating to (a) $173,000 in Convertible Bonds which are convertible into Preference Shares, and (b) 216,250 Preference Shares issuable upon conversion of such Convertible Bonds and other options under the SAP AG 2000 Long Term Incentive Plan (the "Long Term Incentive Plan"). In June 2000, the Company effected a three-for-one stock split of its Preference Shares and Ordinary Shares. On July 19, 2000, the Company filed a registration statement on Form S-8 relating to (a) 250,000 Preference Shares issuable under the SAP America, Inc. 401(k) Profit Sharing Plan and Trust (the "401(k) Plan" and, together with the Discount Plan and the Long Term Incentive Plan, the "Plans") and (b) interests in the 401(k) Plan.

At shareholder meetings held on May 3, 2001, the Company's shareholders approved
(1) the conversion of each outstanding Preference Share into one Ordinary Share and (2) the right to convert all outstanding Convertible Bonds and other stock options, then convertible into or exercisable for Preference Shares, into conversion rights for and options to purchase an equal number of Ordinary Shares at the same conversion and exercise prices. The conversion of Preference Shares into Ordinary Shares took place at the opening of business on June 18, 2001 German time. This registration statement registers Ordinary Shares issuable under the Plans including Ordinary Shares for which the remaining unexercised Convertible Bonds and other options issued or issuable under the Long Term Incentive Plan may now be exercised. This registration statement also registers an additional 2,432,953 Ordinary Shares not previously registered under the Plans.


                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


ITEM 1. PLAN INFORMATION.*/


ITEM 2. REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.*/


----------
*/ Pursuant to Rule 428(b)(1) under the Securities Act of 1933, as amended (the "Securities Act"), documents containing the information specified in Part I of Form S-8 will be sent or given to each person who participates in any of the Plans. Such documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II hereof, taken together, constitute the Section 10(a) prospectus.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

The following documents, as filed by SAP Aktiengesellschaft Systeme, Anwendungen, Produkte in der Datenverarbeitung, a German stock corporation (the "Company"), with the U.S. Securities and Exchange Commission (the "Commission"), are incorporated by reference in this Registration Statement and made a part hereof:

      (a) The Company's Annual Report on Form 20-F, filed with the Commission on March 28, 2001, which contains audited financial statements for the year ended December 31, 2000;

      (b) The Company's Reports of Foreign Private Issuer on Form 6-K, filed with the Commission on April 3, 2000, April 10, 2001, April 24, 2001, May 7, 2001 and June 15, 2001; and

      (c) The description of the Ordinary Shares contained in the Company's Registration Statement on Form 8-A, filed with the Commission on May 3, 2001, including any amendment or report filed for the purpose of updating such description.

All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained in any document, all or a portion of which is incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained or incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4. DESCRIPTION OF SECURITIES.

The Ordinary Shares are registered pursuant to Section 12(b) of the Exchange Act and, therefore, the description of securities with respect thereto is omitted.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The Company has undertaken to indemnify its directors and officers, to the extent permitted by applicable law, against certain liabilities, including liabilities under the Securities Act.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

Not applicable.

ITEM 8. EXHIBITS.

The following is a list of exhibits filed as part of this Registration
Statement:

Exhibit
Number      Exhibit
-------     -------
4.1         Form of Amended and Restated Deposit Agreement among the Company,
            The Bank of New York, as Depositary, and all owners and holders from time to time of American Depositary Receipts issued thereunder, including the form of American Depositary Receipts. (Incorporated by reference to Exhibit 3 of the Company's Form 8-A, filed on May 3,
            2001.)

5.1 Opinion of Michael Junge as to the validity of the Ordinary Shares covered by this Registration Statement.

23.1        Consent of Michael Junge (included in Exhibit 5.1).

23.2        Consent of ARTHUR ANDERSEN Wirtschaftsprufungsgesellschaft
            Steuerberatungsgesellschaft mbH.

24.1 Power of Attorney (set forth on the signature page of this Registration Statement).

ITEM 9. UNDERTAKINGS.

      (a)   The undersigned registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to the registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement or any material change to such information in the registration statement;

                  provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

            (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Walldorf, Germany, on June 19, 2001.

                                    SAP AKTIENGESELLSCHAFT
                                    SYSTEME, ANWENDUNGEN, PRODUKTE IN DER
                                    DATENVERARBEITUNG


                                    By: /s/ Henning Kagermann
                                        -------------------------------------
                                        Name:   Prof. Dr. Henning Kagermann
                                        Title:  Co-Chairman and Chief Executive
                                                Officer


                                    By: /s/ Dr. Werner Brandt
                                        -------------------------------------
                                        Name:  Dr. Werner Brandt
                                        Title:  Chief Financial Officer


      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Dr. Henning Kagermann and Michael Junge, and each of them (with full power in each of them to act alone), his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures                          Titles                                    Dates
----------                          ------                                    -----

/s/ Hasso Plattner                  Co-Speaker of the Executive Board         June 19, 2001
------------------------------      (Co-Principal Executive Officer)
Prof. Dr. h.c. Hasso Plattner


/s/ Henning Kagermann               Co-Speaker of the Executive Board         June 19, 2001
------------------------------      (Co-Principal Executive Officer)
Prof. Dr. Henning Kagermann


/s/ Peter Zencke                    Member of the Executive Board             June 19, 2001
------------------------------
Dr. Peter Zencke


/s/ Claus Heinrich                  Member of the Executive Board             June 19, 2001
------------------------------
Prof. Dr. Claus Heinrich

Signatures                          Titles                                    Dates
----------                          ------                                    -----

/s/ Gerhard Oswald                  Member of the Executive Board             June 19, 2001
------------------------------
Gerhard Oswald


/s/ Werner Brandt                   Member of the Executive Board,            June 19, 2001
------------------------------      Chief Financial Officer
Dr. Werner Brandt


/s/ Wolfgang Kemna                  Authorized Representative in the          June 19, 2001
------------------------------      United States
Wolfgang Kemna

                                INDEX TO EXHIBITS


Exhibit
Number      Exhibit
-------     -------
4.1         Form of Amended and Restated Deposit Agreement among the Company,
            The Bank of New York, as Depositary, and all owners and holders from time to time of American Depositary Receipts issued thereunder, including the form of American Depositary Receipts. (Incorporated by reference to Exhibit 3 of the Company's Form 8-A, filed on May 3,
            2001.)

5.1 Opinion of Michael Junge as to the validity of the Ordinary Shares covered by this Registration Statement.

23.1        Consent of Michael Junge (included in Exhibit 5.1).

23.3        Consent of ARTHUR ANDERSEN Wirtschaftsprufungsgesellschaft
            Steuerberatungsgesellschaft mbH.

24.1 Power of Attorney (set forth on the signature page of this Registration Statement).